Exhibit 10.70

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of June 29, 2010 (this “Amendment”), is entered into among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

STATEMENT OF PURPOSE

The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of December 23, 2009 (as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Lenders party hereto have agreed to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

2. Amendments.

(a) Section 6.02(a) of the Credit Agreement is hereby amended by adding new text as the end thereof before the “;” to read as follows:

provided, however, that no such certificate shall be required in respect of such financial statements if such financial statements include the results of operations of Persons acquired by the Borrower or one of its Subsidiaries during the period covered by such financial statements in the event that such Persons’ financial statements were not otherwise audited by the Borrower’s outside auditors during any portion of the applicable period.

(b) Section 7.01(l) of the Credit Agreement is hereby amended by replacing the reference therein to “Section 7.03(f)” with “Section 7.03(f) and (i)”.

(c) Section 7.02 of the Credit Agreement is hereby amended by (i) replacing the amount in clause (k) of “$25,000,000” with “$100,000,000”; (ii) deleting the text “and” at the end of clause (j), (iii) replacing the “.” at the end of clause (k) with “; and”, and (iv) adding a new clause (l) to read as follows:

(l) Investments in an aggregate amount of up to $16,666,000 pursuant to that certain Framework Agreement dated as of May 21, 2010 among Sun Edison LLC, FREI Sun Holdings (Cayman) Ltd., FREI Sun Holdings (US) LLC, SunEdison Reserve International, L.P. and SunEdison Reserve US, L.P.

(d) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the text “and” at the end of clause (g)(iii), (ii) replacing the “.” at the end of clause (h) with “; and” and (iii) adding a new clause (i) to read as follows:

(i) so long as no Default or Event of Default exists or would result from the incurrence, creation or existence thereof, (i) Indebtedness in respect of a capital lease, in connection with a power purchase agreement with Duke Energy Carolinas, LLC, to a Subsidiary of Sun Edison for fixed or capital assets within the limitations set forth in Section 7.01(l) in an aggregate amount at any one time outstanding not to exceed $43,000,000, and any refinancings, refundings, renewals or extensions thereof and (ii) Guarantees by the Borrower in respect of such Indebtedness; provided that (A) the Indebtedness permitted by this clause (i) shall be governed solely by this clause, notwithstanding the applicability of other clauses to the Indebtedness permitted hereby and (B) with respect to any refinancings, refundings, renewals or extensions (1) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (2) the direct obligor is not a Loan Party and (3) the terms relating to principal amount, amortization, maturity, and collateral (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate.

3. Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions:

(a) Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

(b) Fees and Expenses. The Borrower shall have paid to the Administrative Agent (or its applicable affiliate), all fees and expenses required to be paid on or before the date hereof in connection with this Amendment, in accordance with Section 10.04 of the Credit Agreement or any other Loan Document.

4. Ratification of Loan Documents. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (as amended hereby).

5. Authority/Enforceability. Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) No consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries’ Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

6. Effect of the Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among any Loan Party, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

7. Representations and Warranties/No Default. By their execution hereof:

(a) Each Loan Party hereby certifies, represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred or is continuing.

(b) Each Loan Party hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i) It has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each of the other documents executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby.

(ii) This Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of the each Loan Party, and each such document constitutes the legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

8. Reaffirmations. Each Loan Party (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party and (c) agrees that the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed. In furtherance of the reaffirmations set forth in this Section 8, each Loan Party hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all Collateral and all proceeds thereof as security for the Obligations, in each case subject to any applicable terms and conditions set forth in the Loan Document to which it is a party.

9. Miscellaneous

(a) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(c) Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	MEMC ELECTRONIC MATERIALS, INC.,

	By:	/s/ Timothy C. Oliver
	Name:	Timothy C. Oliver
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:	MEMC HOLDINGS CORPORATION

	By:	/s/ Kurt R. Bruenning
	Name:	Kurt R. Bruenning
	Title:	Treasurer

MEMC INTERNATIONAL, INC.

	By:	/s/ Kurt R. Bruenning
	Name:	Kurt R. Bruenning
	Title:	Treasurer

MEMC PASADENA, INC.

	By:	/s/ Kurt R. Bruenning
	Name:	Kurt R. Bruenning
	Title:	Treasurer

SUN EDISON LLC

	By:	/s/ Kurt R. Bruenning
	Name:	Kurt R. Bruenning
	Title:	Treasurer

SUNEDISON CONTRACTING, LLC

	By:	/s/ Kurt R. Bruenning
	Name:	Kurt R. Bruenning
	Title:	Treasurer

MEMC Electronic Materials, Inc.

First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ William S. Rowe
	Name:	William S. Rowe
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.
as a Lender and the Swing Line Lender

	By:	/s/ William S. Rowe
	Name:	William S. Rowe
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Thomas S. Sherman
	Name:	Thomas S. Sherman
	Title:	SVP

U.S. BANK, NATIONAL ASSOCIATION

	By:	/s/ Kenneth R. Fieler
	Name:	Kenneth R. Fieler
	Title:	Assistant Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

	By:	/s/ Andreas Neumeier
	Name:	Andreas Neumeier
	Title:	Managing Director

	By:	/s/ Anca Triffin
	Name:	Anca Triffin
	Title:	Managing Director

MEMC Electronic Materials, Inc.

First Amendment to Credit Agreement

FIFTH THIRD BANK

By:	/s/ Robert M. Sander
Name:	Robert M. Sander
Title:	Vice President

HSBC BANK USA, N.A.

By:	/s/ Andrew Bicker
Name:	Andrew Bicker
Title:	Vice President

MEMC Electronic Materials, Inc.

First Amendment to Credit Agreement